Exhibit Exhibit Exhibit 99.2 99.2 99.2 99.1Exhibit 99.2 MISSION MEDICAL OFFICE PORTFOIO MISSION VIEJO, CA

Table of Contents Company Overview Company Information 3 First Quarter 2019 Highlights 6 Financial Highlights 7 Company Snapshot 8 Financial Statements Condensed Consolidated Balance Sheets 9 Condensed Consolidated Statements of Operations 10 Condensed Consolidated Statements of Cash Flows 11 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 12 Debt Composition and Maturity Schedule 13 Capitalization and Covenants 14 Portfolio Information Same-Property Performance and NOI 16 Investment Activity 17 Development/Redevelopment Summary and Capital Expenditures 18 Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution 19 Portfolio Diversification by Type, Historical Campus Proximity and Tenant Specialty 20 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 21 Key Health System Relationships and Ownership Interests 22 Reporting Definitions 23 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. 1Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, comprising approximately 23.2 million square feet of gross leasable area (“GLA”), with $6.8 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development David W. Chung I Senior Vice President - Development Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 1Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICE

23+	93%	~16M SF	5.6x
MILLION SQUARE FEET GLA	INTERNALLY MANAGED	ON-CAMPUS (Largest on-campus owner in U.S.)	Net Debt/ Adjusted EBITDA*re*

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Albany, NY
Indianapolis, IN
Pittsburgh, PA
Boston, MA
Denver, CO
Hartford, CT
Raleigh, NC
Orange County / Los Angeles
Phoenix, AZ
Orlando, FL
Atlanta, GA
Houston, TX
Tampa, FL
Dallas, TX
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
HTA Market ~500K - 1 Million SF
PM Offices

9 MARKETS ~ 1M+ SF **15 MARKETS > 500K SF**

Full-Service Operating Platform

Best-in-Class Fully Integrated Operations Management

Property Management

Leasing

Facilities & Engineering

Construction & Development

Focus and Scale

94% of Portfolio in Key Markets & Top 75 MSAs

Platform with Scale Creates:

Local Expertise

Strong Relationships

Operational Benefits

Access to Better Performing Markets

Diversification

431 Buildings throughout 32 States

Top Tenant < 4.5% of ABR

Top Market < 10.4% of ABR

Size & Diversification provides stability of cash flows

Investment Grade Balance Sheet

BBB/Baa2
Credit Rating

5.6x
Net Debt/
Adjusted EBITDAre

$1.1B
Liquidity

HTA LISTED NYSE

1Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: DECADE OF VALUE CREATION

Normalized FFO/Share



$0.45
$0.40
$0.35
$0.30
$0.36 $0.38 $0.37 $0.37 $0.38 $0.39 $0.39 $0.40 $0.40 $0.40 $0.41 $0.41 $0.39 $0.42 $0.42 $0.41 $0.41 $0.41 $0.40 $0.40
2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19

Same Store Growth



4%
3%
2%
1%
0%
3.1% 3.1% 3.3% 3.0% 3.0% 3.1% 3.1% 3.0% 3.1% 3.3% 2.9% 3.2% 3.1% 2.9% 2.8% 2.3% 2.6% 2.5%
2.9% HTA Avg.
2.5% REIT MOB Avg.
2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19

DELIVERING SHAREHOLDER VALUE



HTA Total Returns (Since Inception)
225%
175%
125%
75%
25%
-25%
-75%
HTA: 193%
SNL HC REIT: 182%
S&P: 159%
RMS: 89%
12/29/2006 12/29/2007 12/29/2008 12/29/2009 12/29/2010 12/29/2011 12/29/2012 12/29/2013 12/29/2014 12/29/2015 12/29/2016 12/29/2017 12/29/2018
*As of 3.31.19
HTA
US REIT Index (RMS)
S&P 500
SNL HC REIT

8.8% Annualized Average Total Returns Since First Distribution in 2006 to March 31, 2019

Top Health Systems

- » Adventist Health
- » Atrium Health
- » Ascension Health
- » Baylor Scott & White Health
- » Boston Medical Center
- » Community Health Systems
- » Duke Health
- » Highmark-Allegheny Health Network
- » Hospital Corporation of America
- » Mercy Health
- » Providence St. Joseph Health
- » Steward Health Care System
- » Tenet Healthcare System
- » Trinity Health
- » Tufts Medical Center
- » UNC Health Care

Steady & Reliable Dividend



$0.32
$0.30
$0.28
$0.26
$0.288
$0.290
$0.295
$0.300
$0.305
$0.310
2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19

1Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 5

Company Overview

First Quarter 2019 Highlights

- **Net Income Attributable to Common Stockholders** increased $3.6 million, to $13.4 million, compared to Q1 2018. Earnings per diluted share increased $0.01, to $0.06 per diluted share, compared to Q1 2018.
- **Funds From Operations ("FFO")**, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $82.9 million, or $0.40 per diluted share, for Q1 2019. Due to the adoption of Topic 842, initial direct costs are now reported in general and administrative expenses. For Q1 2018, we capitalized approximately $1.3 million of initial direct costs.
- **Normalized FFO** was $83.1 million, or $0.40 per diluted share, for Q1 2019.
- **Normalized Funds Available for Distribution ("FAD")** was $73.2 million for Q1 2019.
- **Same-Property Cash Net Operating Income ("NOI")** increased $3.0 million, or 2.7%, to $112.4 million, compared to Q1 2018.
- **Leasing:** HTA's portfolio had a leased rate of 91.8% by gross leasable area ("GLA") and an occupancy rate of 90.6% by GLA for Q1 2019. During Q1 2019, HTA executed 1.1 million square feet of GLA of new and renewal leases. Re-leasing spreads increased to 5.9% and tenant retention for the Same-Property portfolio was 86% by GLA for Q1 2019.

Balance Sheet and Capital Markets

- **Balance Sheet:** HTA ended Q1 2019 with total liquidity of $1.1 billion, inclusive of $61.1 million of cash and cash equivalents, resulting in total leverage of (i) 29.3%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.6x, measured as debt less cash and cash equivalents to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate ("Adjusted EBITDA*re*").
- **Stock Repurchase Plan:** During Q1 2019, HTA repurchased 345,786 shares of its common stock totaling approximately $8.5 million, at an average price of $24.65 per share.

Noteworthy Q1 2019 Activities

- **Investments:** In Q1 2019, HTA invested approximately $18.8 million to acquire a medical office building ("MOB") in Westport, Connecticut. In addition, as of April 25, 2019, HTA has an additional $70 million of investments that have closed or are under exclusive contract. These MOBs are located in HTA's existing key markets and will be operated by our asset management and leasing platform. Altogether, these MOBs have a year one capitalization rate of over 5.7%, excluding potential synergies from our full-service operating platform. These investments remain subject to customary closing conditions.
- **Forest Park Update:** In February 2019, it was announced that HCA - Medical City Dallas will open Medical City Heart Hospital and Medical City Spine Hospital this fall on HTA's Forest Park Dallas campus. These hospitals are destination hospitals for highly specialized advanced cardiovascular and spine care consisting of the only dedicated cardiac emergency room in Dallas. In addition, HTA ended Q1 2019 with a total leased rate of approximately 93% for its Forest Park portfolio.
- **Dividends:** On April 25, 2019, HTA's Board of Directors announced a quarterly cash dividend of $0.310 per share of common stock and per OP Unit. The quarterly dividend is to be paid on July 11, 2019 to stockholders of record of its common stock and holders of its OP Units on July 3, 2019.

Impact of Topic 842 Leases

- The Financial Accounting Standards Board issued Topic 842, which was effective for HTA as of January 1, 2019. Topic 842 modifies the treatment of initial direct costs, which historically under Topic 840 have been capitalized upon meeting criteria provided for in the applicable guidance. Topic 842 also eliminates the accounting recognition of expenses paid directly by tenants and moves certain bad debt costs from expense to revenue. In Q1 2018, HTA capitalized $1.3 million of initial direct leasing costs that would now be expensed. In addition, HTA recognized $3.6 million of tenant paid property taxes in both revenues and expenses and a nominal amount of bad debt costs recognized in expenses.

2019 Guidance

For 2019, HTA reaffirms the following guidance ranges (in millions, except per share data):

	Annual Expectations		
	Low	to	High
Net income attributable to common stockholders per share	$0.33		$0.36
Same-Property Cash NOI	2.0%		3.0%
FFO per share, as defined by NAREIT	$1.61		$1.66
Normalized FFO per share	$1.62		$1.67

HTA LISTED NYSE

1Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 6

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	1Q19	4Q18	3Q18	2Q18	1Q18
INCOME ITEMS					
Revenues	$ 168,966	$ 172,298	$ 175,135	$ 173,332	$ 175,661
NOI (1)(2)	117,498	117,045	119,346	119,779	119,639
Adjusted EBITDA*re*, annualized (1)(3)	444,692	444,036	446,928	456,596	461,212
FFO (1)(3)	82,875	85,194	81,362	84,394	84,615
Normalized FFO (1)(3)	83,148	84,182	86,144	85,087	84,987
Normalized FAD (1)(3)	73,153	68,291	68,814	72,230	75,924
Net income attributable to					
common stockholders per diluted share	$ 0.06	$ 0.07	$ 0.82	$ 0.07	$ 0.05
FFO per diluted share	0.40	0.41	0.38	0.40	0.40
Normalized FFO per diluted share	0.40	0.40	0.41	0.41	0.41
Same-Property Cash NOI growth (4)	2.7%	2.7%	2.5%	2.6%	2.3%
Fixed charge coverage ratio (5)	4.37x	4.28x	4.22x	4.10x	4.28x

	As of				
	1Q19	4Q18	3Q18	2Q18	1Q18
ASSETS					
Gross real estate investments	$ 6,894,539	$ 6,873,790	$ 6,858,468	$ 7,015,665	$ 7,000,502
Total assets	6,242,554	6,188,476	6,328,684	6,302,130	6,359,835
CAPITALIZATION					
Net debt (6)	$ 2,480,546	$ 2,415,011	$ 2,384,141	$ 2,657,340	$ 2,724,048
Total capitalization (7)	8,456,142	7,709,762	8,015,778	8,357,574	8,257,732
Net debt/total capitalization (6)	29.3%	31.3%	29.7%	31.8%	33.0%

(1) Refer to pages 23 and 24 for the reporting definitions of NOI, Adjusted EBITDA*re*, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 12 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDA*re* divided by interest expense and scheduled principal payments.
(6) Refer to page 14 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 14 for details.

1Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 7

Company Overview

Company Snapshot
(as of March 31, 2019)

Investments in Real Estate [1]	$	6.8
Total portfolio GLA [2]		23.2
Leased rate [3]		91.8%
Same-Property portfolio tenant retention rate (YTD) [4]		86%
% of GLA managed internally		93%
% of GLA on-campus/adjacent		68%
% of invested dollars in key markets & top 75 MSAs [5]		94%
Investment grade tenants [6]		45%
Credit rated tenants [6]		58%
Weighted average remaining lease term for all buildings [7]		5.7
Weighted average remaining lease term for single-tenant buildings [7]		8.0
Weighted average remaining lease term for multi-tenant buildings [7]		4.6

Credit ratings (by Moody's and Standard & Poor's)	Baa2(Stable)/BBB(Stable)	
Cash and cash equivalents [2]	$	61.1
Net debt/total capitalization		29.3%
Weighted average interest rate per annum on portfolio debt [8]		3.47%

Building Type
% of Portfolio (based on GLA)



Medical Office Buildings
94%
Senior Care
2%
Hospitals
4%

Presence in Top MSAs [9]
% of Portfolio (based on invested dollars)



Hartford/New Haven, CT
4.4%
Indianapolis, IN
4.2%
Atlanta, GA
4.8%
Phoenix, AZ
3.9%
Tampa, FL
5.2%
Denver, CO
3.6%
Orange County/Los Angeles, CA
3.6%
Boston, MA
5.9%
Houston, TX
6.4%
Dallas, TX
12.4%
All Other Markets
6.1%
Remaining Top MSAs
39.5%

(1) Amount presented in billions. Refer to page 23 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 24 for the reporting definition of Retention.
(5) Refer to page 23 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts based on annualized base rent.
(7) Amounts presented in years.
(8) Includes the impact of cash flow hedges.
(9) Refer to page 19 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE

1Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) As of 1Q19 4Q18 ASSETS Real estate investments: Land $ 483,848 $ 481,871 Building and improvements 5,807,582 5,787,152 Lease intangibles 596,568 599,864 Construction in progress 6,541 4,903 6,894,539 6,873,790 Accumulated depreciation and amortization (1,264,637) (1,208,169) Real estate investments, net 5,629,902 5,665,621 Investment in unconsolidated joint venture 67,072 67,172 Cash and cash equivalents 61,073 126,221 Restricted cash 7,402 7,309 Receivables and other assets, net 221,202 223,415 Right-of-use assets, net 243,446 — Other intangibles, net 12,457 98,738 Total assets $ 6,242,554 $ 6,188,476 LIABILITIES AND EQUITY Liabilities: Debt $ 2,541,619 $ 2,541,232 Accounts payable and accrued liabilities 139,462 185,073 Security deposits, prepaid rent and other liabilities 42,044 59,567 Lease liabilities 197,313 — Intangible liabilities, net 40,820 61,146 Total liabilities 2,961,258 2,847,018 Commitments and contingencies Redeemable noncontrolling interests 6,520 6,544 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 205,099,708 and 205,267,349 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively 2,051 2,053 Additional paid-in capital 4,517,961 4,525,969 Accumulated other comprehensive (loss) income (75) 307 Cumulative dividends in excess of earnings (1,322,443) (1,272,305) Total stockholders’ equity 3,197,494 3,256,024 Noncontrolling interests 77,282 78,890 Total equity 3,274,776 3,334,914 Total liabilities and equity $ 6,242,554 $ 6,188,476 1Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 9

Financial Statements Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data) Three Months Ended 1Q19 1Q18 Revenues: Rental income $ 168,875 $ 175,567 Interest and other operating income 91 94 Total revenues 168,966 175,661 Expenses: Rental 51,468 56,022 General and administrative 11,290 8,786 Transaction 40 191 Depreciation and amortization 69,481 70,392 Interest expense 23,970 26,253 Impairment — 4,606 Total expenses 156,249 166,250 Loss on sale of real estate, net (37) — Income from unconsolidated joint venture 486 570 Other income 535 35 Net income $ 13,701 $ 10,016 Net income attributable to noncontrolling interests (261) (214) Net income attributable to common stockholders $ 13,440 $ 9,802 Earnings per common share - basic: Net income attributable to common stockholders $ 0.07 $ 0.05 Earnings per common share - diluted: Net income attributable to common stockholders $ 0.06 $ 0.05 Weighted average common shares outstanding: Basic 205,080 205,069 Diluted 208,999 209,177 Dividends declared per common share $ 0.310 $ 0.305 1Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 10

Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) Three Months Ended 1Q19 1Q18 Cash flows from operating activities: Net income $ 13,701 $ 10,016 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 66,528 68,303 Share-based compensation expense 3,389 3,507 Impairment — 4,606 Income from unconsolidated joint venture (486) (570) Distributions from unconsolidated joint venture 750 — Loss on sale of real estate, net 37 — Changes in operating assets and liabilities: Receivables and other assets, net 2,546 9,277 Accounts payable and accrued liabilities (40,402) (30,780) Prepaid rent and other liabilities 2,492 (3,479) Net cash provided by operating activities 48,555 60,880 Cash flows from investing activities: Investments in real estate (18,592) (11,887) Development of real estate (2,014) (13,235) Proceeds from the sale of real estate 1,193 — Capital expenditures (16,815) (17,417) Collection of real estate notes receivable 181 172 Net cash used in investing activities (36,047) (42,367) Cash flows from financing activities: Payments on secured mortgage loans (587) (1,598) Security deposits — 52 Repurchase and cancellation of common stock (11,926) (2,709) Dividends paid (63,686) (62,546) Distributions paid to noncontrolling interest of limited partners (1,364) (1,334) Net cash used in financing activities (77,563) (68,135) Net change in cash, cash equivalents and restricted cash (65,055) (49,622) Cash, cash equivalents and restricted cash - beginning of period 133,530 118,560 Cash, cash equivalents and restricted cash - end of period $ 68,475 $ 68,938 1Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 11

Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre (unaudited and in thousands, except per share data) FFO, Normalized FFO and Normalized FAD Three Months Ended 1Q19 1Q18 Net income attributable to common stockholders $ 13,440 $ 9,802 Depreciation and amortization expense related to investments in real estate 68,926 69,856 Loss on sale of real estate, net 37 — Impairment — 4,606 Proportionate share of joint venture depreciation and amortization 472 351 FFO attributable to common stockholders $ 82,875 $ 84,615 Transaction expenses 40 191 Noncontrolling income from OP units included in diluted shares 233 181 Normalized FFO attributable to common stockholders $ 83,148 $ 84,987 Non-cash compensation expense 3,389 3,479 Straight-line rent adjustments, net (3,258) (3,166) Amortization of (below) and above market leases/leasehold interests and corporate assets, net 332 751 Deferred revenue - tenant improvement related and other income (1) (66) Amortization of deferred financing costs and debt discount/premium, net 1,405 1,289 Recurring capital expenditures, tenant improvements and leasing commissions (11,862) (11,350) Normalized FAD attributable to common stockholders $ 73,153 $ 75,924 Net income attributable to common stockholders per diluted share $ 0.06 $ 0.05 FFO adjustments per diluted share, net 0.34 0.35 FFO attributable to common stockholders per diluted share $ 0.40 $ 0.40 Normalized FFO adjustments per diluted share, net 0.00 0.01 Normalized FFO attributable to common stockholders per diluted share $ 0.40 $ 0.41 Weighted average diluted common shares outstanding 208,999 209,177 Adjusted EBITDAre (1) Three Months Ended 1Q19 Net income $ 13,701 Interest expense 23,970 Depreciation and amortization expense 69,481 Loss on sale of real estate, net 37 Proportionate share of joint venture depreciation and amortization 472 EBITDAre $ 107,661 Transaction expenses 40 Non-cash compensation expense 3,389 Pro forma impact of acquisitions/dispositions 83 Adjusted EBITDAre $ 111,173 Adjusted EBITDAre, annualized $ 444,692 As of March 31, 2019: Debt $ 2,541,619 Less: cash and cash equivalents 61,073 Net Debt $ 2,480,546 Net Debt to Adjusted EBITDAre 5.6x (1) Refer to page 23 for the reporting definitions of EBITDAre, as defined by NAREIT, and Adjusted EBITDAre. 1Q 2019 I Supplemental Information . Healthcare Trust of America, Inc. I 12

Financial Information

Debt Composition and Maturity Schedule

(as of March 31, 2019, dollars in thousands)

Debt Composition

	Principal Balance	Deferred Financing Costs, Net	Discounts	Total	Stated Rate [1]	Hedged Rate [2]
Unsecured senior note due 2021	$ 300,000	$ (994)	$ (760)	$ 298,246	3.38%	3.38%
Unsecured senior note due 2022	400,000	(2,033)	(165)	397,802	2.95	2.95
Unsecured senior note due 2023	300,000	(1,405)	(1,035)	297,560	3.70	3.70
Unsecured senior note due 2026	350,000	(1,192)	(1,740)	347,068	3.50	3.50
Unsecured senior note due 2027	500,000	(3,500)	(2,152)	494,348	3.75	3.75
Total unsecured senior notes	$ 1,850,000	$ (9,124)	$ (5,852)	$ 1,835,024		
Unsecured term loan due 2023	300,000	(1,894)	—	298,106	3.65%	3.65%
Unsecured term loan due 2024	200,000	(1,987)	—	198,013	3.50	2.77
Total unsecured term loans	$ 500,000	$ (3,881)	$ —	$ 496,119		
Unsecured revolving credit facility due 2022 [3]	—	—	—	—	3.55%	3.55%
Secured mortgage loans	210,834	(43)	(315)	210,476	3.96	3.96
Total debt	$ 2,560,834	$ (13,048)	$ (6,167)	$ 2,541,619	3.53%	3.47%

Maturity Schedule


$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$96,776
$97,429
$2,504
$300,000
$2,005
$400,000
$12,120
$300,000
$300,000
$200,000
$850,000
2019
2020
2021
2022
2023
Thereafter
Unsecured Revolving Credit Facility
Unsecured Senior Notes
Unsecured Term Loans
Secured Mortgage Loans

(1) The stated rate on the debt instrument as of the end of the period.
(2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period.
(3) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility.

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Healthcare Trust of America, Inc. I 13

Financial Information Capitalization and Covenants (as of March 31, 2019, dollars and shares in thousands, except stock price) Capitalization 1Q19 Unsecured revolving credit facility $ — Unsecured term loans 500,000 Unsecured senior notes 1,850,000 Secured mortgage loans 210,834 Equity Deferred financing costs, net (13,048) 71% Discount, net (6,167) Total debt $ 2,541,619 Secured Less: cash and cash equivalents 61,073 Debt 2% Net debt $ 2,480,546 Stock price (as of March 29, 2019) $ 28.59 Total diluted common shares outstanding 209,010 Equity capitalization $ 5,975,596 Total capitalization $ 8,456,142 Total undepreciated assets $ 7,507,191 Unsecured Gross book value of unencumbered assets $ 6,610,061 Debt 27% Total debt/undepreciated assets 33.9% Net debt/total capitalization 29.3% Covenants Bank Loans Required 1Q19 Senior Notes Required 1Q19 Total leverage ≤ 60% 36% Total leverage ≤ 60% 35% Secured leverage ≤ 30% 3% Secured leverage ≤ 40% 3% Fixed charge coverage ≥ 1.50x 4.37x Unencumbered asset coverage ≥ 150% 299% Unencumbered leverage ≤ 60% 35% Interest coverage ≥ 1.50x 4.41x Unencumbered coverage ≥ 1.75x 5.12x 1Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 14

Portfolio Information

Same-Property Performance and NOI

(as of March 31, 2019, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	1Q19	4Q18	1Q18	$ Change	% Change	$ Change	% Change
Rental revenue	$ 124,668	$ 126,172	$ 122,343	$ (1,504)	(1.2)%	$ 2,325	1.9%
Tenant recoveries	36,397	35,032	35,330	1,365	3.9	1,067	3.0
Total rental income	161,065	161,204	157,673	(139)	(0.1)	3,392	2.2
Expenses	48,616	47,888	48,208	728	1.5	408	0.8
Same-Property Cash NOI [1]	$ 112,449	$ 113,316	$ 109,465	$ (867)	(0.8)%	$ 2,984	2.7%
Rental Margin [2]	90.2%	89.8%	89.5%				

	As of		
	1Q19	4Q18	1Q18
Number of buildings	412	412	412
GLA	22,251	22,249	22,235
Leased GLA, end of period	20,439	20,471	20,445
Leased %, end of period	91.9%	92.0%	91.9%
Occupancy GLA, end of period	20,213	20,294	20,175
Occupancy %, end of period	90.8%	91.2%	90.7%

NOI [3]

	Three Months Ended	
	1Q19	1Q18
Net income	$ 13,701	$ 10,016
General and administrative expenses	11,290	8,786
Transaction expenses	40	191
Depreciation and amortization expense	69,481	70,392
Impairment	—	4,606
Interest expense	23,970	26,253
Loss on sale of real estate, net	37	—
Income from unconsolidated joint venture	(486)	(570)
Other income	(535)	(35)
NOI	$ 117,498	$ 119,639
NOI percentage growth	(1.8)%	
NOI	$ 117,498	$ 119,639
Straight-line rent adjustments, net	(3,258)	(3,166)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	234	99
Notes receivable interest income	(27)	(36)
Cash NOI	$ 114,447	$ 116,536
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(783)	(5,000)
Redevelopment Cash NOI	(269)	(820)
Intended for sale Cash NOI	(946)	(1,251)
Same-Property Cash NOI	$ 112,449	$ 109,465
Same-Property Cash NOI percentage growth	2.7 %	

(1) The presentation includes certain adjustments to allow for the consistent treatment of items impacted by Topic 842-Leases.
(2) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(3) Refer to pages 23 and 24 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.

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Portfolio Information Investment Activity (as of March 31, 2019, dollars and GLA in thousands) 2019 Acquisitions % Leased at Property Market Date Acquired Acquisition Purchase Price (1) GLA Westport Center Westport, CT January 82 $18,750 38 Annual Investments (1) As of March 31, 2019, HTA has invested $6.8 billion primarily in MOBs, development properties and other healthcare assets comprising 23.2 million square feet of GLA. $2,800,000 $2,722,467 $2,450,000 $2,100,000 $1,750,000 $1,400,000 $1,050,000 $802,148 $700,000 $700,764 $542,976 $455,950 $439,530 $350,000 $413,150 $397,826 $294,937 $271,510 $17,729 $18,750 $68,314 $0 $(82,885) $(35,685) $(39,483) $(85,150) $(1,200) $(308,550) -$350,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Acquisitions Dispositions (1) Excludes real estate note receivables and corporate assets. 1Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 17

Portfolio Information

Development/Redevelopment Summary and Capital Expenditures

(as of March 31, 2019, dollars and GLA in thousands)

Development/Redevelopment Summary - Property Information

Development/Redevelopment	MSA	Total GLA	% Leased
Memorial Hermann Plaza II MOB	Houston, TX	100	100%
Total Stabilized		100	100
Development:			
Jackson South MOB	Miami, FL	51	70
Redevelopment:			
Cary MOB	Raleigh, NC	125	72
Total Construction in Progress		176	71
Total Development and Redevelopment		276	82%

Development/Redevelopment Summary - Financial Information

Development/ Redevelopment	Completion/ Estimated Completion	Redevelopments Removed From Operations [1]	Total Construction Cost	Construction in Progress	Costs to Complete
Memorial Hermann Plaza II MOB [2]	2Q18		$ 21,159	$ 13,314	$ 7,845
Total Stabilized			$ 21,159	$ 13,314	$ 7,845
Development:					
Jackson South MOB	3Q20		$ 21,634	$ 1,224	$ 20,410
Redevelopment:					
Cary MOB	1Q21	$ 6,430	42,965	1,631	41,334
Total Construction in Progress		$ 6,430	$ 64,599	$ 2,855	$ 61,744
Total Development and Redevelopment		$ 6,430	$ 85,758	$ 16,169	$ 69,589
Total construction costs/gross real estate investments		1.2%			

Development/Redevelopment Summary - Costs

	Three Months Ended 1Q19
Development/redevelopment	$ 2,014
Capital Expenditures	
Recurring capital expenditures	$ 3,951
Tenant improvements - 2nd generation	5,672
Lease commissions	2,239
Total recurring capital expenditures	$ 11,862
Capital expenditures - 1st generation/acquisition	941
Tenant improvements - 1st generation	1,946
Total capital expenditures	$ 14,749

(1) Represents the net book value for buildings placed in redevelopment and removed from HTA's Same-Property pool.
(2) Costs to complete for Memorial Hermann Plaza II MOB relates to remaining tenant improvements. The building is 100% leased and fully operational.

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Portfolio Information

Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution

(as of March 31, 2019, dollars and GLA in thousands)

Key Markets and Top 75 MSA Concentration [1]

Key Markets	Investment	% of Investment	Total GLA [2]	% of Portfolio	Annualized Base Rent [3]	% of Annualized Base Rent
Dallas, TX	$ 843,274	12.4%	2,053	8.9%	$ 52,959	10.3%
Houston, TX	430,979	6.4	1,585	6.8	35,931	7.0
Boston, MA	396,530	5.9	965	4.2	32,160	6.3
Tampa, FL	350,746	5.2	954	4.1	23,759	4.6
Atlanta, GA	325,186	4.8	1,088	4.7	24,165	4.7
Hartford/New Haven, CT	296,681	4.4	1,014	4.4	21,581	4.2
Indianapolis, IN	281,768	4.2	1,396	6.0	25,048	4.9
Phoenix, AZ	267,781	3.9	1,316	5.7	25,229	4.9
Denver, CO	246,957	3.6	538	2.3	11,681	2.3
Orange County/Los Angeles, CA	241,242	3.6	550	2.4	15,622	3.0
Miami, FL	228,624	3.4	994	4.3	22,699	4.4
Raleigh, NC	199,889	2.9	668	2.9	16,620	3.2
Chicago, IL	190,778	2.8	382	1.6	11,702	2.3
Albany, NY	170,071	2.5	833	3.6	16,186	3.1
Austin, TX	164,425	2.4	409	1.8	8,955	1.7
Orlando, FL	156,300	2.3	513	2.2	11,134	2.2
Pittsburgh, PA	148,612	2.2	1,095	4.7	18,352	3.6
White Plains, NY	126,144	1.9	333	1.5	8,332	1.6
Milwaukee, WI	116,082	1.7	368	1.6	6,505	1.3
Charlotte, NC	94,697	1.4	334	1.4	7,772	1.5
Top 20 MSAs	5,276,766	77.9	17,388	75.1	396,392	77.1
Additional Top MSAs	1,085,689	16.0	4,097	17.7	80,642	15.7
Total Key Markets/Top 75 MSAs	$ 6,362,455	93.9%	21,485	92.8%	$ 477,034	92.8%

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA [2]	% of Portfolio	Annualized Base Rent [3]	% of Annualized Base Rent
Southwest	$ 2,617,815	38.6%	8,172	35.3%	$ 184,452	35.9%
Southeast	1,815,212	26.8	6,296	27.2	144,624	28.1
Northeast	1,271,010	18.8	4,631	20.0	104,672	20.4
Midwest	1,064,193	15.7	4,038	17.4	79,731	15.5
Northwest	7,750	0.1	22	0.1	561	0.1
Total	$ 6,775,980	100%	23,159	100%	$ 514,040	100%

(1) Key markets are titled as such based on HTA's concentration in the respective MSA.
(2) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Refer to page 23 for the reporting definition of Annualized Base Rent.

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Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Tenant Specialty

(as of March 31, 2019, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent (2)	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	107	21	5,901	25.5%	$ 131,149	25.5%
Multi-tenant	306	31	15,949	68.9	344,875	67.1
Other Healthcare Facilities						
Hospitals	15	7	954	4.1	32,643	6.4
Senior care	3	1	355	1.5	5,373	1.0
Total	431	32	23,159	100%	$ 514,040	100%
Net-Lease/Gross-Lease						
Net-lease	275	29	14,362	62.0%	$ 334,252	65.0%
Gross-lease	156	19	8,797	38.0	179,788	35.0
Total	431	32	23,159	100%	$ 514,040	100%

Historical Campus Proximity (3)

	As of				
	1Q19	4Q18	3Q18	2Q18	1Q18
Off-Campus Aligned	28%	28%	28%	26%	26%
On-Campus	68	68	68	70	70
On-Campus/Aligned	96%	96%	96%	96%	96%
Off-Campus/Non-Aligned	4	4	4	4	4
Total	100%	100%	100%	100%	100%

Tenant Specialty (4)

Specialty	On-Campus	Off-Campus	Total
Primary Care (5)	16.3%	20.2%	17.5%
Orthopedics/Sports Medicine	9.7%	10.7%	10.0%
Obstetrics/Gynecology	7.8	3.4	6.4
Cardiology	6.5	3.5	5.6
Oncology	4.5	2.4	3.9
Imaging/Diagnostics/Radiology	3.4	4.9	3.8
Eye and Vision	3.0	3.8	3.3
General Surgery	2.7	2.1	2.5
Other Specialty	32.4	32.9	32.6
Specialty	70.0%	63.7%	68.1%
Ambulatory Surgery Center	4.9%	7.1%	5.6%
Education/Research	4.3	1.8	3.5
Pharmacy	1.2	0.4	1.0
Other	3.3	6.8	4.3
Total	100.0%	100.0%	100.0%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 23 for the reporting definition of Annualized Base Rent.
(3) Percentages shown as percent of total GLA. Refer to page 24 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs.
(5) Primary Care includes Pediatrics, family and internal medicine.

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Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of March 31, 2019, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term [1]	Average Base Rent [2] Expiring	Average Base Rent [2] Starting	Tenant Improvements [2]	Leasing Commissions [2]
1Q 2019						
New Leases	207	7.5		$ 24.13	$ 35.40	$ 1.88
Renewal Leases	892	9.6	$ 16.39	17.35	15.63	0.41
Total 1Q 2019	1,099	9.2		$ 17.77	$ 19.34	$ 0.69

Historical Leased Rate [3]

	As of 1Q19	4Q18	3Q18	2Q18	1Q18
Total portfolio leased rate	91.8%	92.0%	92.1%	91.9%	91.8%
On-campus/aligned leased rate	91.8	92.1	92.2	91.9	91.8
Off-campus/non-aligned leased rate	92.7	89.3	91.1	90.8	91.9
Total portfolio occupancy rate	90.6	91.0	90.9	90.9	90.7

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases [4]	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases [5]	% of Total Annualized Base Rent
Month-to-month	144	482	2.3%	$ 10,055	2.0%
2019	462	1,841	8.7	49,782	9.7
2020	475	1,939	9.1	47,727	9.3
2021	616	2,463	11.6	60,360	11.7
2022	414	2,139	10.1	52,171	10.1
2023	323	1,915	9.0	42,442	8.3
2024	223	1,364	6.4	33,825	6.6
2025	175	1,142	5.4	27,218	5.3
2026	167	1,282	6.0	27,092	5.3
2027	159	1,978	9.3	54,093	10.5
2028	107	989	4.6	22,303	4.3
Thereafter	262	3,737	17.5	86,972	16.9
Total	3,527	21,271	100%	$ 514,040	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(4) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(5) Refer to page 23 for the reporting definition of Annualized Base Rent.

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Portfolio Information

Key Health System Relationships and Ownership Interests

(as of March 31, 2019, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships [1]

Health System	Weighted Average Remaining Lease Term [2]	Credit Rating	Total Leased GLA [3]	% of Leased GLA	Annualized Base Rent [4]	% of Annualized Base Rent
Baylor Scott & White Health	7	Aa3	849	4.0%	$ 22,810	4.4%
Highmark-Allegheny Health Network [5]	10	Baa1	923	4.3	15,150	3.0
Hospital Corporation of America	5	Ba1	532	2.5	14,846	2.9
Tenet Healthcare System	7	B2	487	2.3	11,821	2.3
Community Health Systems (TN)	8	Caa3	541	2.5	11,312	2.2
Tufts Medical Center	8	BBB+	255	1.2	10,616	2.1
Providence St. Joseph Health	3	Aa3	299	1.4	10,542	2.1
Ascension Health	5	Aa2	446	2.1	10,047	2.0
Steward Health Care System	8	NR	383	1.8	9,864	1.9
Adventist Health	3	Aa2	331	1.6	7,533	1.5
Harbin Clinic	9	NR	313	1.5	6,809	1.3
Mercy Health	8	Aa3	251	1.2	6,320	1.2
Atrium Health	2	Aa3	197	0.9	6,039	1.2
UNC Health Care	8	Aa3	217	1.0	5,750	1.1
Trinity Health	9	Aa3	187	0.9	5,404	1.1
Total			6,211	29.2%	$ 154,863	30.3%

Ownership Interests [6]

	Number of Buildings	GLA [3]	Annualized Base Rent	% of Annualized Base Rent	As of [7] 1Q19	4Q18	3Q18	2Q18	1Q18
Fee Simple	284	13,952	$ 311,890	61%	60%	60 %	65 %	62 %	62 %
Customary Health System Restrictions	140	8,837	192,088	37	38	38	34	34	34
Economic with Limited Restrictions	6	333	9,540	2	2	2	1	1	1
Occupancy Health System Restrictions	1	37	522	—	—	—	—	3	3
Leasehold Interest Subtotal	147	9,207	202,150	39	40	40	35	38	38
Total	431	23,159	$ 514,040	100%	100%	100 %	100 %	100 %	100 %

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all HTA's health system tenants.
(2) Amounts presented in years.
(3) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(4) Refer to page 23 for the reporting definition of Annualized Base Rent.
(5) Credit rating refers to Highmark, Inc.
(6) Refer to pages 23 and 24 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(7) Percentages shown as percent of total GLA.

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Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; and (iii) notes receivable interest income. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight- line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of HTA’s tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) and the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. NOI should be reviewed in connection with other GAAP measurements. 1Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 23

Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) is actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred.  HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred. 1Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 24